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                                 EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated March 11, 1999, included in the Form 8-K dated March 12, 1999. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1998, or performed any audit procedures subsequent to the date of our report.


                                        /s/ ARTHUR ANDERSEN LLP

Baltimore, Maryland,
March 31, 1999